Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-281614, 333-278398 and 333-282613 on Form S-3 and Registration Statement Nos. 333-225673, 333-254552 (including Post-effective Amendment No. 1 thereto) and 333-264802 on Form S-8 of our reports dated February 18, 2026, relating to the financial statements of Evergy, Inc., and the effectiveness of Evergy, Inc. internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Kansas City, Missouri
February 18, 2026